Exhibit 99.(a)(1)


                            ARTICLES OF INCORPORATION
                                       OF
                             THE LAZARD FUNDS, INC.


         FIRST: (1) The name of the incorporator is Edward J. Burke.

                  (2) The incorporator's post office address is One Battery Park Plaza, New York, New York 10004.

                  (3) The incorporator is over eighteen years of age.

                  (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (hereinafter called the "Corporation") is The Lazard Funds, Inc.

         THIRD: (1) The purpose for which the Corporation is formed is to conduct, operate and carry on the business of an investment company registered under the Investment Company Act of 1940.

                  (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law now or hereafter in force.

         FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FIFTH: (1) The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is one billion (1,000,000,000), par value one-

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tenth of one cent ($.001) per share, and having an aggregate par value of one million dollars ($1,000,000).

         Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (2) of this Article, five hundred million (500,000,000) of the authorized shares of stock of the Corporation are designated as Class A Common Stock, fifty million (50,000,000) of such shares are designated as Class B Common Stock, fifty million (50,000,000) of such shares are designated as Class C Common Stock, fifty million (50,000,000) of such shares are designated as Class D Common Stock, fifty million (50,000,000) of such shares are designated as Class E Common Stock, fifty million (50,000,000) of such shares are designated as Class F Common Stock, fifty million (50,000,000) of such shares are designated as Class G Common Stock, fifty million (50,000,000) of such shares are designated as Class H Common Stock and fifty million (50,000,000) of such shares are designated as Class I Common Stock.

                  (2) The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class. Except for the differences hereafter set forth, and except as otherwise provided by the Board of Directors prior to issuance, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.



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                  (3) The net asset value of each class of the Corporation's stock shall be determined separately in accordance with procedures approved by the Board of Directors and in compliance with regulatory requirements. For this purpose, the consideration received by the Corporation for the issuance or sale of a class of the Corporation's stock, and the net income or gain from investment and reinvestment of the consideration, income or gain, shall be allocated to such class and the expenses, liabilities and loss of the Corporation attributable to such class shall be charged to such class. Expenses, liabilities or losses of the Corporation not attributable to a particular class shall be allocated in determining net asset value to all classes in accordance with procedures established by the Board of Directors.

                  (4) The consideration received by the Corporation for the issue and sale of shares of a class of stock may be invested in a separate investment portfolio or together with the consideration received for the issuance and sale of one or more other classes of stock in a common investment portfolio. If such consideration is invested in a common investment portfolio, the income, gain or loss and the expenses and liabilities of the common investment portfolio shall be allocated among the classes in accordance with procedures approved by the Board of Directors and in compliance with regulatory requirements.

                  (5) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions declared or paid on shares of a class of stock shall be deducted in determining the net asset value of shares of that class and may not exceed the net assets of that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall



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be in such amount as may be declared from time to time by the Board of
Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                  (6) On each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

                  (7) In the event of the liquidation or dissolution of the Corporation, the stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, an amount equal to the net assets of that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net ) asset value of the respective classes.

                  (8) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of the stock next determined following



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receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of stock.


                  (b) (i) The term "Minimum Amount" when used herein shall mean five thousand dollars ($5,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed fifty thousand dollars ($50,000). The Board of Directors may establish differing Minimum Amounts for each class of the Corporation's stock and for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                      (ii) If the net asset value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the shares of that class, or with respect to the category of holders, in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (b), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                      (iii) The notice referred to in paragraph (ii) of this subsection (b) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (b) shall be an amount equal to the net asset value of such shares.



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                  (c) Payment for shares of stock redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                  (d) The Corporation may at any time redeem all of the outstanding shares of any class of stock at the net asset value thereof. The redemption price may be paid in cash, portfolio securities or, if the portfolio securities have been transferred, the consideration received for the transfer, including stock of another class of stock of the Corporation or securities of another corporation or other entity.

                  (9) For the purpose of allowing the net asset value per share of one or more classes of stock to remain constant, the Corporation shall be entitled to declare and pay or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to such class or classes. If the amounts so determined for any day for any such class or classes are negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of such class or classes, to redeem pro rata from all the holders of record of shares of such class or classes at the time of such redemption (in proportion to their respective holdings thereof)



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sufficient outstanding shares of each such class or classes, or fractions thereof, as shall permit the net asset value per share of the class or classes to remain constant.

                  (10) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                  (11) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

         SIXTH: The number of directors of the Corporation shall be one. The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation. The name of the initial director who shall serve until the first annual meeting of stockholders or until his successor is duly chosen and qualifies is Howard V. Sontag.

         SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                  (a) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

                      (i) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation;



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                      (ii) may from time to time determine to what extent, at
what times and places, and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                      (iii) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of any class of stock of the Corporation whether now or hereafter authorized;

                      (iv) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of one or more classes of the Corporation's stock; and

                      (v) is authorized to declare dividends out of funds legally available therefor on shares of each class of stock of the Corporation payable in such amounts and at such times as it determines, including declaration by means of a formula or similar method and including dividends declared or payable more frequently than meetings of the Board of Directors.

                  (b) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.



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                  (c) The presence in person or by proxy of the holders of
shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements or the Corporation's charter, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast on the matter shall constitute a quorum.

                  (d) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the



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Corporation, shall be final and conclusive and shall be binding upon the
Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         EIGHTH: (1) To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                  (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

                  (3) No provision of this Article EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  (4) References to the Maryland General Corporation Law in this Article EIGHTH are to that law as from time to time amended. No amendment to the charter of



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the Corporation shall affect any right of any person under this Article EIGHTH based on any event, omission or proceeding prior to the amendment.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are his act.


                                             /s/ Edward J. Burke
                                             ------------------------
                                             Edward J. Burke

Dated:   May 16, 1991






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